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Media: Dr. Karen Birmingham +1.646.355.2111 kbirmingham@illumina.com

Illumina Announces Preliminary Revenue for First Quarter Fiscal Year 2021
Updates Fiscal Year 2021 Revenue Guidance

San Diego – April 5, 2021 - Illumina, Inc. (NASDAQ: ILMN) today announced preliminary revenue for the first quarter of fiscal year 2021 and updated its fiscal year 2021 revenue guidance. Subject to quarter-end closing adjustments, Illumina expects to report first quarter 2021 revenue of approximately $1,085 million, compared to $859 million in the first quarter of 2020. This represents year-over-year revenue growth of approximately 26% for the quarter. For fiscal year 2021, Illumina now expects year-over-year revenue growth in the range of 25%-28% compared to fiscal year 2020.

The company’s record preliminary revenue in the first quarter of 2021 was driven by:

•Record orders of approximately $1.4 billion in the quarter and sequencing revenue growth of approximately 28% compared to the prior year period

•Sequencing consumables growth of approximately 25% compared to the prior year period demonstrating the solid recovery from the COVID-19 pandemic and the strength of our core business. Most customers are now at or above pre-COVID activity levels. COVID-19 surveillance revenues for sequencing consumables were approximately $20 million in the quarter

•Sequencing instrument growth of approximately 120% compared to the prior year period, reflecting strong performance across all instrument categories. The mid-throughput category achieved another record quarter in placements. Some customers built additional capacity for COVID-19 surveillance work and accelerated instrument purchases, which resulted in approximately $35 million of incremental instrument revenue in the quarter

“Our core business is exceptionally strong and growing ahead of our expectations. This is reflected in our outstanding preliminary first quarter revenue and, as a result, we are raising our 2021 revenue guidance,” said Francis deSouza, President and CEO. “We are seeing broad-based acceleration across our core clinical and research applications as more patients, physicians and researchers than ever access the benefits of next generation sequencing. In addition, we are experiencing increased demand for COVID surveillance globally due to the critical role that Illumina’s next generation sequencing technology plays in the fight against this pandemic.”

The company expects to report its full first quarter 2021 results on its upcoming quarterly conference call following the close of market on Tuesday, April 27, 2021.

Conference call information

The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, April 27, 2021. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website under the “Company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 1-866-211-4597 or 1-647-689-6853 outside North America, both using conference ID 4359912.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Forward-looking statements

This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) the impact to our business and operating results of the COVID-19 pandemic; (ii) changes in the rate of growth in the markets we serve; (iii) the volume, timing and mix of customer orders among our products and services; (iv) our ability to adjust our operating expenses to align with our revenue expectations; (v) the outcome of the pending acquisition of GRAIL, Inc.; (vi) our ability to manufacture robust instrumentation and consumables; (vii) the success of products and services competitive with our own; (viii) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (ix) our ability to successfully partner with other companies and organizations, expand markets, and grow our business; (x) our ability to successfully identify and integrate acquired technologies, products, or businesses; (xi) the finalization of the accounting procedures necessary to report our financial results for the first quarter of fiscal 2021; and (xii) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and connect with us on Twitter, Facebook, LinkedIn, Instagram, and YouTube.

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